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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New Jersey Resources Corporation on Form S-3 of our reports dated October 31, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of New Jersey Resources Corporation for the year ended September 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Parsippany, NJ

March 12, 1996